UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

HEALTH IN HARMONY, INC.

(Name of registrant in its charter)

Nevada	000-54632	98-0576696
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

464 Gorge Road, #3E, Cliffside Park, New Jersey 07910

 (Address of principal executive offices)

(917) 952-9791

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 of this report, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 14, 2012, the Board of Directors and majority stockholder of Health In Harmony Inc., a Nevada corporation (the “Registrant”), approved the following corporate actions: (a) amending the Registrant’s Articles of Incorporation, as amended to date (the “Articles of Incorporation”), to increase the number of authorized shares of common stock from 75,000,000 to 100,000,000 (the “Authorized Share Increase”); (b) amending the Articles of Incorporation to authorize 10,000,000 shares of “blank check” preferred stock (the “Preferred Stock Amendment”); and (c) approving a 2-for-1 forward stock split of the issued and outstanding shares of the Registrant’s common stock (the “Forward Split” and, collectively with the Authorized Share Increase and the Preferred Stock Amendment, the “Corporate Actions”). On March 25, 2013, the Registrant filed an amendment to the Articles of Incorporation to effect the Corporate Actions, and the Financial Industry Regulatory Authority (“FINRA”) notified the Registrant that the Forward Split had been approved with an effective date of March 25, 2013.

As a result of the Authorized Share Increase, the Registrant has 100,000,000 shares of common stock authorized for issuance, of which 86,200,000 will be available for issuance (after giving effect to the Forward Split) without seeking further action or vote of the Registrant’s stockholders.

As a result of the Preferred Stock Amendment, the Registrant has 10,000,000 shares of “Preferred Stock” authorized for issuance. The Preferred Stock may be issued from time to time in one or more series by the Registrant’s Board of Directors. The Registrant’s Board of Directors is expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

As a result of the Forward Split, each one outstanding share of the Registrant’s common stock before the Forward Split shall represent two shares of the Registrant’s common stock after the Forward Split. After giving effect to the Forward Split, the Registrant’s issued and outstanding common stock increased from 6,900,000 shares to 13,800,000 shares.

Stockholders will be entitled to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Forward Split by submitting them to the Registrant’s transfer agent, VStock Transfer, Phone: 212-363-0825, to arrange to surrender their certificates representing shares of pre-Forward Split common stock in exchange for certificates representing shares of post-Forward Split common stock. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) to the Registrant’s transfer agent.

The foregoing description of the Corporate Actions does not purport to be complete and is qualified in its entirety by reference to the descriptions thereof set forth in the Registrant’s definitive information statement (the “Information Statement”) filed with the United States Securities and Exchange Commission on February 12, 2013, which descriptions of such Corporate Actions are incorporated herein by reference. The amendment to the Articles of Incorporation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTH IN HARMONY, INC.

Date: March 27, 2013	By:	/s/ Nickolay V. Kukekov
Nickolay V. Kukekov Chief Executive Officer